EXHIBIT 10.3



                    Dated 8th September 1995


           (1)   BP EXPLORATION OPERATING COMPANY LIMITED

           (2)  READING & BATES (CALEDONIA) LIMITED



  AGREEMENT
  for the sale and purchase of Semi-Submersible
  Emergency Support Vessel Iolair

Clause            INDEX

1.            DEFINITIONS AND INTERPRETATION
2.            SALE AND PURCHASE
3.            CONSIDERATION
4.            COMPLETION
5.            PAYMENTS
6.            CONDITION OF THE VESSEL; RISK; TITLE
7.            REPRESENTATIONS AND WARRANTIES
8.            ANNOUNCEMENTS
9.            ASSIGNMENT
10.           COSTS AND STAMP DUTY
11.           CONFIDENTIALITY
12.           MISCELLANEOUS
13.           CONTRACTS AND APPORTIONMENTS
14.           NOTICES
15.           GOVERNING LAW AND JURISDICTI0N/ARBITRATION


Schedule

1.            THE MORTGAGE
2.            THE DEED OF COVENANT
3.            THE BILL OF SALE
4.            THE PROTOCOL OF DELIVERY AND ACCEPTANCE
5.            THE COMPLETION DOCUMENTS
6.            THE PARENT COMPANY GUARANTEE
7.            THE EQUIPMENT
8.            THE EXCLUDED ITEMS


  THIS AGREEMENT is made this 8th day of  September 1995

  BETWEEN:

  (1) BP EXPLORATION OPERATING COMPANY LIMITED whose registered office is at Britannic House, 1 Finsbury Circus, London, EC2M
  7BA ("the Seller"); and

  (2) READING  &  BATES  (CALEDONIA)  LIMITED  whose  registered
  office  is  at  Harman   House,  1  George  Street,  Uxbridge,
  Middlesex UB8 1QQ ("the Buyer ").

  WHEREAS:

  (A) The Seller is the registered owner of the Vessel (as hereinafter defined);

  (B) The Seller wishes to sell and the Buyer wishes to purchase the Vessel (as hereinafter defined);

  (C) The parties hereto wish to set out herein the terms and conditions upon which the aforesaid sale and purchase shall take place:

  NOW IT IS HEREBY AGREED:

  1.  DEFINITIONS AND INTERPRETATION

  1.1 In this Agreement, the following expressions shall, except where the context otherwise requires, have the following respective meanings:

  "Affiliate" means in relation to any Party, any company which is a subsidiary of such Party or a company of which such Party is a subsidiary or a company which is another subsidiary of a company of which such Party is a subsidiary; where "subsidiary" has the meaning given to it by Section 736 of the Companies Act 1985;

  "Bill of Sale" means a bill of sale in respect of the Vessel substantially in the form set out in Schedule 3;

  "Business Day" means a day on which banks are or, as the context may require, were generally open for business in London and Aberdeen, other than a Saturday or Sunday;

  "Completion"  the   fulfillment  by   the  Parties   of  their
  respective obligations pursuant to Clause 4.1;

  "Completion Date" means the date and year first above written;

  "Completion Documents" means documents substantially in the form set out in Schedule 5;

  "Completion Venue"  means the  offices of the  Seller, Farburn
  Industrial Estate, Dyce, Aberdeen AB2 OPB;

  "Consideration" means the consideration for the sale of the Vessel as specified in Clause 3.1;

  "Continuing Contracts" means:-

  (a)  Marine  Management  Agreement  dated  1st  January,  1989 between the Seller and Northern Marine Management Limited;

  (b)  Catering Services  Agreement dated  13th September,  1991 between the Seller and Kelvin International Services Limited;

  (c) Crane Operator and Ad-Hoc Maintenance Services Agreement dated 12th August, 1994 between the Seller and Specialist
  Maintenance Services Limited; and

  (d) Services  Agreement between  the Seller and  Gulf Offshore
  N.S. Limited dated 30th September, 1994;

          as such agreements may from time to time have been amended, novated, assigned or novated;

  "Deeds of Covenant" means deeds of covenant between inter alia the Buyer and the Seller in substantially the form contained in Schedule 2;

  "Delivery" means the delivery of the Vessel pursuant to this Agreement which shall be deemed to have occurred upon delivery of the Bill of Sale referred to in Clause 4.1 of this Agreement;

  "Equipment" means the Vessel's engines, machinery, boats, tackle, outfit, spare gear, belongings and appurtenances whether on board or onshore and shall include the equipment referred to in Schedule 7 but shall not include the Excluded Items;

  "Excluded Items" means the items to be excluded from the sale and purchase to be completed hereunder and specified as such in Schedule 8;

  "Mortgages" means mortgages over the Vessel by the Buyer in favour of inter alia the Seller in substantially the form contained in Schedule 1;

  "Opinion Letters"  means opinion letters by  Richards, Laden &
  Finger PA, 1  Rodney Square, PO Box 551, Wilmington, Delaware,
  USA to the Seller in a form reasonably acceptable to the Seller;

  "Owners Data" means all documents, classification, inspection and other certificates, technical and operating manuals relating to the Vessel and owned by the Seller including those held on behalf of the Seller by BP Shipping Limited, WS Atkins and Lloyds Register (at its Aberdeen and Fenchurch Street, London offices);

  "Parent Company Guarantees" means guarantees by Reading &
  Bates Corporation in favour of inter alia the Seller in substantially the form contained in Schedule 6;

  "Party" means the Seller or the Buyer and "Parties" means both of them;

  "Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance in respect of the Vessel substantially in the form set out in Schedule 4;

  "Reference Interest Rate" means eight per cent (8%) per annum;

  "Seller's Account" means Account Number 03099806 at Citibank,
  336 Strand, London in the name of "BP Exploration Operating
  Company Limited - Operations";

  "Time of Delivery and Acceptance" means the time stated in the Protocol of Delivery and Acceptance;

  "the Vessel" means the semi-submersible Emergency Support
  Vessel Iolair, registered in Dundee, United Kingdom,
  Registered Number 376461 together with the Equipment and the Owner's Data but excluding the Excluded Item;

  "US Dollars" means the lawful currency of the United States of America;

  "Value Added Tax" means Value Added Tax as provided for in the Value Added Tax Act 1983 and legislation (whether purported legislation and whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Community or any official body or agency thereof or any tax similar or equivalent to Value Added Tax imposed by any Country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same.

  1.2     All references to Clauses, Recitals and Schedules are,
          unless  otherwise  expressly  stated,   references  to
          clauses  of   and  recitals  and  schedules   to  this
          Agreement.

  1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

  1.4 Any reference to any statute or statutory instrument in this Agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.

  1.5 Unless the context otherwise requires, reference to the singular shall include the plural and vice versa, reference to any gender shall include all genders, and references to persons shall include natural persons, bodies corporate, unincorporated associations and partnerships.

  2.  SALE AND PURCHASE

  Subject as herein provided the Seller with full title guarantee hereby agrees to sell the Vessel to the Buyer for the Consideration and the Buyer agrees to purchase the Vessel free from all charters, encumbrances, mortgages and maritime liens or any other debts or liens whatsoever.

  3.      CONSIDERATION

  3.1 The Consideration payable by the Buyer for the Vessel shall be Twelve Million Five Hundred Thousand US
          Dollars ($12,500,000) to be payable as follows and in accordance with Clause 4.4:

  3.1.1   Two   Million   Five   Hundred  Thousand   US   Dollar
          ($2,500,000) payable at Completion;

  3.1.2 Two Million Five Hundred Thousand US Dollars ($2,500,000) together with interest accrued thereon at the Reference Interest Rate between the Completion Date and the date of payment (both dates inclusive) payable on 6th September 1996;

  3.1.3 Seven Million US Dollars ($7,000,000) together with interest accrued thereon at the Reference Interest Rate between the Completion Date and the date of payment (both dates inclusive) payable on 6th September, 1998;

  3.1.4 Five Hundred Thousand US Dollars ($500,000) together with interest accrued thereon at the Reference Interest Rate between the Completion Date and the date of payment (both dates inclusive) payable on 6th September, 2000:

  PROVIDED THAT the Buyer may at its sole discretion elect to pre-pay the outstanding balance of the Consideration in full (but not in part) at any time before it becomes due by giving not less than fourteen days notice in writing to the Seller and paying the amount of such outstanding balance together with interest accrued thereon at the Reference Interest Rate between the Completion Date and the date of payment (both dates inclusive) in accordance with Clause 4.4.

  3.2 The following events shall be deemed to be Events of Default namely if:-

  3.2.1 the Buyer fails to pay when due any sum due and payable from it to the Seller under this Agreement and not remedied in five (5)Business Days of notice being given by the Seller to the Buyer of such failure; or

  3.2.2 an order is made or a resolution (whether requiring confirmation or not) is passed for the winding up of the Buyer; or

  3.2.3 an execution or arrest or diligence or distress is levied on, sued out upon or enforced against any asset of the Buyer and is not paid and discharged within thirty (30) days; or

  3.2.4 the Buyer suspends payment of its debts, becomes unable or admits in writing its inability to pay its debts, makes a general assignment for the benefit of or enters into any composition or arrangement of any kind with its creditors, ceases or threatens to cease to carry on business or disposes of all or (without the prior written consent of the Seller) a substantial part of its assets; or

  3.2.5 a receiver, administrator, administrative receiver or trustee is appointed to the Buyer over all or substantially all of its assets; or

  3.2.6   there occurs any of the events specified in Clauses
          3.2.2 to 3.2.5 or any event analogous thereto in relation to Reading & Bates Corporation; or

  3.2.7 the Vessel is lost (whether such loss is an actual or constructive total loss or a compromise or arranged or agreed total loss) abandoned, captured, seized, confiscated compulsorily, acquired or requisitioned for title; or

  3.2.8 the Buyer fails to make a payment of any other indebtedness when due or any event, act or condition occurs or exists under any document under which any such indebtedness is created or evidencing the terms thereof if the effect thereof is to cause the same to become due or permit any person to declare the same due prior to its normal maturity or to create or crystallise any encumbrance over the whole or any part of the undertaking, property, assets or revenues of the Buyer; and on the happening of any such Event of Default the full amount outstanding under this agreement together with any interest of the Reference Interest Rate accrued thereon between the Completion Date and the date of payment (both dates inclusive) shall become immediately due upon demand being made by the Seller.

  4.   COMPLETION

  4.1 Completion of the sale and purchase of the Vessel shall take place on the Completion Date at the Completion Venue when:-

          (a)  the Buyer shall:-

               (i) deliver to the Seller a copy, certified as a true and up to date copy by an officer of the Buyer, of a resolution of the Board of Directors of the Buyer evidencing approval of this Agreement and all obligations of the Buyer hereunder, authorising the appropriate representive to execute and deliver this Agreement, the Mortgages, the Deeds of Covenant, the Completion Documents and such other documentation as shall be necessary in connection with the transaction contemplated hereby and to give all notices and take all other action on behalf of the Buyer under or for the purposes of this Agreement;

               (ii)   deliver  to  the   Seller  the  Deeds   of
                      Covenant, duly and validly executed;

               (iii) deliver to the Seller the Mortgages duly and validly executed;

               (iv)   deliver to the  Seller the Parent  Company
                      Guarantees and Opinion Letters, duly and validly executed;

               (v) pay that part of the Consideration payable to the Seller terms of Clause 3.1.1 in accordance with Clause 4.4;

          (b)  the Seller shall:-

               (i) deliver to the Buyer a certificate signed by the Company Secretary of the Buyer that the transaction contemplated in terms of this Agreement has been duly authorised;

               (ii) deliver to the Buyer the Bill of Sale duly and validly executed;

               (iii)  table the Completion Documents duly and
                      validly executed by all parties thereto
                      other than the Parties;

               (iv) deliver interim confirmation of class in relation to the Vessel issued within seventy two (72) hours prior to Delivery;

               (v)    deliver the current certificate of British
                      Registry of the vessel;

               (vi)  deliver the Vessel to the Buyer,

               (vii) deliver to the Buyer a Power of Attorney granted by the Seller in favour of certain of its employees in relation to the execution of this Agreement and all documentation to be executed by the Seller pursuant to the provisions of this Agreement;

               (viii) deliver  to the  Buyer the  United Kingdom
                      Certificate of Fitness in relation to the Vessel;

               (ix)   deliver to the Buyer the International Oil
                      Pollution   Prevention    Certificate   in
                      relation to the Vessel.

          (c)  the Parties shall:-

               (i)    execute   and   deliver   the   Completion
                      Documents;

               (ii)   execute  and  deliver   the  Protocol   of
                      Delivery and Acceptance.

  4.2 Delivery shall be deemed to take place at the Time of Delivery and Acceptance and, subject to this Clause 4.2, the Vessel shall be deemed to have been delivered by the Seller to the Buyer at the location at which she is situate at the Time of Delivery and Acceptance. Delivery of all Equipment forming part of the Vessel and all Owners' Data in each case which is not on board the Vessel shall be made by the Buyer collecting (at the Buyer's cost and risk) the same from the premises at which they are currently held and following Completion the Buyer shall indemnify the Seller against the costs of storage of such items in the period following Completion.

  4.3 Immediately following Completion the Buyer shall deliver to the Seller the duly executed Bill of Sale, declaration of eligibility and a cheque for the recording dues of such documents at the Registry of Shipping and Seamen, PO Box 165, Cardiff, CF4 5FU ("the Registry") and the Seller, acting as the Buyer's agent shall within two (2) Business Days of the Completion Date procure the delivery thereof to the Registry.

  4.4 Payment of each instalment of the Consideration shall be properly made and received on the date upon which it becomes payable in terms of Clause 3.1 or 3.2 on or before 1 pm London Time in US Dollars for same day value to the Seller's Account.

  4.5 The Parties shall procure that as soon as reasonably practicable following the Time of Delivery and Acceptance the volume of unused fuel and lubricating oil kept in storage tanks and sealed drums on board the Vessel shall be measured and agreed between the Parties. The Buyer shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums at no cost.

  5.   PAYMENTS

  5.1  (a)     All  payments  to the  Seller hereunder  shall be
               made in full without  any set off or counterclaim
               whatsoever  and free and  clear of all deductions
               or withholdings except as may be required by law.
               Where  a requirement  to  deduct or  withhold  an
               amount from  a payment  exists in law,  the Buyer
               shall deliver  to the  Seller  receipts or  other
               evidence of the  amount so  deducted or  withheld
               within thirty (30) days after the payment is made
               and  will  provide  all other  documentation  and
               information   which  is   available  to   it  and
               appropriate to permit the Seller to substantiate its claim for recovery of, or credit for, the amount deducted or withheld.

       (b) The Buyer agrees that any failure of or breach by the Seller of any of their respective obligations, covenants, representations or warranties under this Agreement or otherwise in relation to the Vessel shall not entitle the Buyer to make any deduction or withholding or set off or counterclaim against the Consideration and/or any other sum payable by the Buyer to the Seller pursuant to this Agreement.

       (c) All payments made to the Seller under this Agreement are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the Consideration for a taxable or deemed taxable supply the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question.

  5.2 In the event of failure by the Buyer to pay to the Seller any amount payable hereunder on the date on which such payment is due, the Buyer will pay interest to the Seller on the unpaid amount from the date of such failure to the date of actual payment (both before and after judgement) at the rate of two per cent (2%) per annum above the Reference Interest Rate.

  6.   CONDITION OF THE VESSEL: RISK: TITLE

  6.1 The Vessel shall be accepted by the Buyer in whatever condition it is in on the Completion Date.

  6.2  The  Buyer shall  purchase the  Vessel "as is  where is".
       Subject  to   the  provisions  of  Clause   7  the  Buyer
       acknowledges and agrees that it is an express and fundamental term of this Agreement that:

       6.2.1 the Seller is not selling the Vessel in the ordinary course of business and save as expressly provided herein no condition, representation or warranty is given by the Seller in relation to the Vessel and all conditions, representations or warranties as to fitness, description, suitably, merchantability, quality, condition, state or date of manufacture, whether express or implied, whether statutory or otherwise, together with any liability for antecedent representation are hereby expressly excluded (save in the case of fraud);

       6.2.2 any liability of the Seller to the Buyer in tort in respect of all such matters (save in the case of fraud) is hereby irrevocably released by the Buyer save to the extent that such liability cannot by law be excluded; and

       6.2.3   the Vessel has been inspected by the Buyer or its
               advisers  and the  Buyer wishes  to purchase  the
               Vessel  notwithstanding  the  existence   of  any
               latent defect of whatever nature.

  6.3 The Seller confirms that at the Completion Date, the Vessel Management is not aware of any latent defect in the Vessel. For the purposes of this clause, the term "Vessel Management" means the Vessel's Onshore Operations Manager and Offshore Installation Manager.

  6.4 Risk and title in the Vessel shall pass to the Buyer at the Time of Delivery and Acceptance.

  7.   REPRESENTATIONS AND WARRANTIES

  7.1 The Buyer represents and warrants to the Seller that as at the date hereof:-

       (a) the execution, delivery and performance of this Agreement has been duly authorised by all necessary or appropriate corporate action on its part, does not require any shareholder approval or approval or consent of any trustee or holders of any indebtedness or any other obligations of it (except such as have been duly obtained and are in full force and effect) and does not contravene any law, governmental rule, regulation, decree, judgement, injunction or order binding on it or any of its assets or its Memorandum and Articles of Association or contravene the provisions of or constitute a default under any mortgage, contract, license, franchise, concession or other agreement to which it is a party or by which it or any of its assets is bound or affected; and

       (b)     this  Agreement  constitutes  legal,   valid  and
               binding obligations of the Buyer and is binding on the Buyer in accordance with its terms.

  7.2 The Seller represents and warrants to the Buyer that as at the date hereof:-

       (a) the execution, delivery and performance of this Agreement has been duly authorised by all necessary or appropriate corporate action on its part, does not require any shareholder approval or approval or consent of any trustee or holders of any indebtedness or any other obligations of it (except such as have been duly obtained and are in full force and effect) and does not contravene any law, governmental rule, regulation, decree, judgement, injunction or order binding on it or any of its assets or its Memorandum and Articles of Association or contravene the provisions of or constitute a default under any mortgage, contract, license, franchise, concession or other agreement to which it is a party or by which it or any of its assets is bound or affected; and

       (b)     this  Agreement  constitutes  legal,   valid  and
               binding obligations the Seller and is binding on the Seller in accordance with its terms.

  7.3 Each Party to this Agreement shall pay any tax which may be lawfully assessed upon that Party by any appropriate governmental authority in connection with the transaction hereby envisaged.

  8.   ANNOUNCEMENTS

  Neither the Seller nor the Buyer shall make any announcement with regard to this Agreement (and each shall procure that its Affiliates do not make any such announcement) unless prior thereto it furnishes the other with a copy of such announcement and obtains the prior written consent of the other as to such announcement (such consent not to be unreasonably withheld or delayed) except to the extent required by any applicable law, or the requirements of any recognised stock exchange in compliance with its rules and regulations in which event a copy of the same shall be furnished to the other as soon as practicable prior to publication.

  9.  ASSIGNMENT

  Neither Party shall have the right to assign its rights and/or obligations under this Agreement without the consent of the other party.

  10.  COSTS AND STAMP DUTY

  10.1 Each of the Parties shall pay its own taxes, fees, costs and expenses in connection with this Agreement and the documents executed pursuant hereto. In particular but without prejudice to that generality any taxes, fees and expenses in connection with the purchase and registration of the Buyer's title and/or interest in and to the Vessel shall be for the Buyer's account and any taxes, fees and expenses in connection with the registration of the Mortgages and/or the Deeds of Covenant shall be for the Seller' s account.

  10.2 The Buyer shall pay in a timely manner all and any United
       Kingdom stamp duty taxes, charges and other taxes payable on or in respect of this Agreement and the other documents executed pursuant hereto.

  10.3 The Seller represents and undertakes to the Buyer that the only broker appointed by it in connection with the transaction contemplated by this Agreement is Fearnley Offshore A.S. and the Buyer represents and undertakes to the Seller that it has not appointed any broker in connection with the transaction contemplated by this Agreement

  11.  CONFIDENTIALITY

  Save as provided in Clause 8, the terms of this Agreement shall be held confidential by the Parties and shall not be divulged in any way to any third party by one Party without the prior written approval of the other Party provided that either Party may, without such approval, disclose such terms to:-

  11.1 any  Affiliate  of  it   provided  the  disclosing  Party
       procures that such maintains such terms confidential;  or

  11.2 any  outside  professional   consultants,  provided   the
       disclosing   Party  obtains  a   similar  undertaking  of
       confidentiality (but excluding these Clauses 11.1 - 11.6) from such consultants; or

  11.3 any bank or financial institution from whom such Party is seeking or obtaining finance, provided the disclosing Party obtains a similar undertaking of confidentiality (but excluding these Clauses 11.1 - 11.6) from such bank or institution; or

  11.4 the  extent  required  by  any  applicable  laws  or  the
       requirements   of  any   recognised  stock   exchange  in
       compliance with its rules and regulations but only after consultation with the other Party; or

  11.5 any Government agency lawfully requesting such terms; or

  11.6 any Court of competent jurisdiction acting in pursuance of its powers.

  12.  MISCELLANEOUS

  12.1 Except insofar as the same is performed on Completion, this Agreement (including the representations, warranties and undertakings and agreements contained herein) shall remain in full force and effect.

  12.2 No waiver by either Party of any breach of a provision of this Agreement shall be binding unless made expressly in writing. Any such waiver shall relate only to the breach to which it expressly relates and shall not apply to any subsequent or other breach.

  12.3 The Seller agrees to defend, indemnify and hold harmless the Buyer and their Affiliates, their agents, directors, officers and employees and each of them (collectively "the Buyer's Group") from any and all claims, demands, actions, damages, losses and expenses, including court costs and reasonable legal fees for loss, damage or injury (including death resulting therefrom) to persons or property, whether in tort or contract, arising out of, incidental to, or in connection with the operations of the Vessel at any time prior to the Time of Delivery and Acceptance, regardless of whether any such claim, demand or action is asserted before or after such delivery and regardless of whether the Buyer's Group or any of them, was or may be alleged to have been negligent, strictly liable or otherwise legally responsible.

  12.4 The Buyer agrees to defend, indemnify and hold harmless the Seller and their Affiliates, their agents, directors, officers and employees and each of them (collectively "the Seller's Group") from any and all claims, demands, actions, damages, losses and expenses, including court costs and reasonable legal fees for loss, damage or injury (including death resulting therefrom) to persons or property, whether in tort or contract, arising out of, incidental to, or in connection with the operations of the Vessel at any time prior to the Time of Delivery and Acceptance, regardless of whether any such claim, demand or action is asserted before or after such delivery and regardless of whether the Sellcr's Group or any of them, was or may be alleged to have been negligent, strictly liable or otherwise legally responsible.

  12.5 This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

  12.6 This Agreement represents the entire agreement between the Parties and supersedes all warranties and representations previously made and all prior negotiations, proposals, statements of intent, understandings and agreements relating to the subject matter hereof.

  12.7 The Seller undertakes with the Buyer that for a period of one hundred (100) days from the Completion Date, it will procure (at its own cost) that William Kelly. for such period as he shall remain an employee of the Seller or any Affiliate of the Seller and (at the sole cost of the Buyer) the agents of and professional advisers to the Seller or any Affiliate to the Seller shall provide whatever information and assistance the Buyer shall from time to time reasonably require to enable it to own and/or operate the Vessel and to comprehend and utilize the Owner's Data and Equipment and to enable the Buyer to perform its obligations under the Continuing Contracts.

  12.8 The Seller shall and shall procure that any Affiliate of the Seller shall make available any books, documents, manuals and records belonging to the Seller or such Affiliate not delivered to the Buyer at Completion which contain information which should be provided to the Buyer or which is required for the purpose of owning and/or operating the Vessel or to enable the Buyer to perform its obligations under the Continuing Contracts or any tax or other return in connection thereto for inspection by representatives of the Buyer during business hours upon the giving of reasonable advance notice for a period of six (6) years following Completion.

  13.  CONTRACTS AND APPORTIONMENTS

  13.1 Subject to the provisions of Clause 13.2 the Seller hereby novates to the Buyer and the Buyer accepts such novation and shall take over from the Seller at and with effect from the Completion Date the benefit and burden of the Continuing Contracts (but only insofar as the
       Continuing Contracts shall not have been novated at Completion in terms of the Completion Documents), provided that nothing in this Agreement:-

       13.1.1 shall require the Buyer to perform any obligation falling due for performance or which should have been performed before the Completion Date;

       13.1.2 shall make the Buyer liable for any act, neglect, default or omission in respect of any of the Continuing Contracts prior to the Completion Date or for any claim, expense, loss or damage arising from any failure to obtain the consent or agreement of any third party to this Agreement or for any breach of the Continuing Contracts caused by this Agreement or Completion;

       13.1.3 shall impose any obligation on the Buyer for in respect of any service performed by the Seller prior to the Completion Date.

  13.2 Insofar as any of the Continuing Contracts cannot effectively be novated to the Buyer without the consent of a third party therein unless and until such consent is obtained or such Continuing Contract is novated the following provisions of this sub-clause shall have effect:-

       13.2.1 the Seller shall use its reasonable endeavours with the cooperation of the Buyer to procure such novation or consent;

       13.2.2 unless and until such Continuing Contract shall be novated, the Seller shall hold the same in trust for the Buyer absolutely and the Buyer shall (if such sub-contracting is permissible and lawful under the Continuing Contract) for its own benefit as agent or sub-contractor for the Seller (but at the Buyer's expense) perform all the obligations of the Seller under the relevant Continuing Contract arising after the Completion Date;

       13.2.3 the Buyer shall indemnify the Seller against all costs, proceedings, claims, demands and expenses which may be incurred by the Vendor as a result of any act, neglect, default or omission on the part of the Buyer to perform or comply with such obligations of the Seller under the relevant Continuing Contract which fall to be performed after the Completion Date;

       13.2.4 the Buyer and the Seller undertake to act or conduct themselves in such a manner that the obligations of the Seller under the relevant Continuing Contract are fully observed and performed;

       13.2.5 notwithstanding any other provision of this sub-clause the parties hereto shall use all reasonable endeavours to make such arrangements as may be appropriate for giving to the Buyer the benefit of the relevant Continuing Contract without effecting an actual novation;

       13.2.6 unless and until such Continuing Contracts shall be novated the Seller will (so far as it lawfully may) at its own cost give all reasonable assistance to the Buyer to enable the Buyer to enforce its rights under such Continuing Contracts.

  13.3 The parties undertake to make such arrangements and institute such procedures as they shall consider necessary to deal with apportionments, receipts and liabilities in accordance with the provisions of this agreement.

  13.4 The Seller (to the extent to which the Seller is legally entitled to assign the same) hereby assigns to the Buyer all the Seller's rights against third parties (including but not limited to rights under or in respect of warranties, representations, guarantees and indemnities) in respect of the Equipment, the Owners' Data, spares, fuel and lubricating oil.

  13.5 he Seller undertakes that it will (so far as it lawfully may) give all reasonable assistance to the Buyer to enable the Buyer to enforce its rights against the third parties referred to in sub-clause 13.4 above.

  14. NOTICES

  14.1 Any notices given pursuant to this Agreement shall be in writing and may be given by hand at, or sent by pre-paid first class post or facsimile to, the appropriate address stated in Clause 14.3 (or such other address as may be given for the purposes of this Agreement by notice in writing to the other Parties).

  14.2 Any such notice given in accordance with 14.1 shall be deemed to have been given at the time of delivery if delivered by hand or the first Business Day following the day of sending it if sent by facsimile or the second Business Day following the day of sending if sent by pre-paid first class post.

  14.3 The respective addresses for service are:

  Seller:          BP Exploration Operating Company Limited
                      Britannic House
                      1 Finsbury Circus
                      London EC2M 7BA

                     Fax: 0171 496 4630
                     Attention: Manager, Commercial

  Buyer:        Reading & Bates (Caledonia) Limited
                     Rotech House
                    Whitemyres Avenue
                     Mastrick Industrial Estate
                     Aberdeen AB2 6HQ

                    Fax: (O1224) 690355
                    Attention: Managing Director

  15.  GOVERNING LAW AND JURISDICTION/ARBITRATION

  15.1 This Agreement shall be governed by and construed in accordance with the laws of England and each of the Parties hereby submits to the non-exclusive jurisdiction of the High Court of Justice in London.

  15.2 Any dispute arising out this Agreement (other than in respect of non-payment of the Consideration by the Buyer) shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1959 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each Party. On the receipt by one party of the nomination in writing of the other Party's arbitrator, that Party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

  IN WITNESS WHEREOF this Agreement has been duly executed on the day and year first above written.

  Signed for and on behalf of
  BP EXPLORATION OPERATING COMPANY LIMITED



  Signed for and on behalf of
  READING & BATES (CALEDONIA) LIMITED


  SCHEDULE 8

  THE EXCLUDED ITEMS


  ITEMS OWNED BY STOLT COMEX SEAWAY LIMITED

  1.  Hyperbaric Rescue Lifeboat
  2.  Hyperbaric Rescue Lifeboat Trunk
  3.  Hyperbaric Rescue Lifeboat Wooden Cradle
  4.  Two umbilical winches
  5.  Three tugger winches
  6.  Nine excursion umbilicals
  7.  Loose gear in store
  8.  Sample gas and bottles in LSU room
  9.  Heliphone at sat dive station

  ITEMS OWNED BY IOLAIR WELFARE COMMITTEE

  1.  Three gaining machines
  2.  Polar pulse unit
  3.  Two double cassette units and headphones
  4.  301 audio tapes
  5.  755 video tapes
  6.  144 TV sets
  7.  one monitor
  8.  TV set in television lounge
  9.  Phone lounge unit
  10.  Approximately 140 video cassette records
  11.  Various items of gym equipment
  12.  16 cassette and CD portable units
  13.  One nintendo unit
  14.  Secure box and money counting trays
  15.  Reference library with 47 books


  MISCELLANEOUS THIRD PARTY EQUIPMENT CURRENTLY ON HIRE

  1.  Citadel oxygen quad
  2.  Soft drinks chiller/dispenser
  3.  Medical gases in bottles
  4.  All skips, compactors and containers
  5.  AVC video films
  6.  250 kg water bag test equipment


  ITEMS OWNED BY GRANDA

  Refer to attached list

  ITEMS OWNED BY MET OFFICE



          List of Granada Registered Equipment on Iolair

          Equipment                             Location          Identification

MAPS PC Computer VDU - Compaq                   Heli-Admin Office   UKAB 17865
MAPS PC Computer with kb and wedge - Compaq     Heli-Admin Office   UDAB 17868
MAPS Printer (LA21U)                            Heli-Admin Umce     UKAB 17788

IBM Computer - Base unit, mouse and keyboard    Heli-Admin Office   UKAB 40613
IBM VDU for above                               Heli-Admin Office   UKAB 40605
IBM Computer - Base Unit, mouse and keyboard    OCCs Office         UKAB 40611
IBM VDU for above                               OCCs Office         UKAB 40596
IBM Computer - Base Unit, mouse and keyboard    AMEC Office         UKAB 40636
IBM VDU for above                               AMEC Office         UKAB 40599
IBM Computer - Base unit, mouse and keyboard    OIM Office          UKAB 40634
IBM VDU for above                               OIM Office          UKAB 40595

DELL 316SX Computer - Base unit, mouse and k.b. UNITY OIMs Office   UKAB 13423
DELL VGA Colour-plus Monitor                    UNITY OIMs Office   UKAB 13424

Compaq Computer-Base unit, mouse and keyboard   D trunk             UKAB 17858
Compaq VDU                                      D trunk             UKAB 17859
Compaq Computer-Base unit, mouse and keyboard   Construction Co-ord UKAB 17870
Compaq VDU                                      Construction Co-ord UKAB 17863
Compaq Computer-Base unit, mouse and keyboard   Construction Co-ord UKAB 17852
Compaq VDU                                      Construction Co-ord UKAB 17860
Compaq Computer-Base unit, mouse and keyboard   PLOT Office         UKAB 17869
Compaq VDU                                      PLOT Office         UKAB 17864

Printer - Hewlett-Packard Deskjet 520           General Office      UKAB 40931
Printer - Hewlett Packard 2277A Deskjet Plus    OCC Office          UKAB 05126
Plotter - Hewlett Packardd 7550A                D Trunk             UKAB 17777
Printer - Fujitsu DL5600 Dot Matrix             Certification Eng   UKAB 17772
                                                Office